                                                                      Exhibit 21

                              COGNOS INCORPORATED

                                   JURISDICTION OF
SUBSIDIARIES                       INCORPORATION
------------                       -----------------
Cognos AB                          Sweden
Cognos A/S                         Denmark
Cognos Austria GmbH                Austria
Cognos (Barbados) Limited          Barbados
Cognos B.V.                        The Netherlands
Cognos Corporation                 United States
Cognos do Brasil Ltda.             Brazil
Cognos Far East Pte Limited        Singapore
Cognos France S.A.                 France
Cognos GmbH                        Germany
Cognos Limited                     United Kingdom
Cognos N.V./S.A.                   Belgium
Cognos OY                          Finland
Cognos PTY Limited                 Australia
Cognos South Africa (PTY) Limited  South Africa
Cognos S.p.A.                      Italy
Cognos (Switzerland) Ltd.          Switzerland
APL2000 Inc.                       United States
Interweave Software, Inc.          United States
LEX2000 Inc.                       United States
NoticeCast Software Ltd.           United Kingdom
Right Information Systems Limited  England and Wales
Cognos K.K.                        Japan

All subsidiaries are 100% owned by Cognos Incorporated, and APL2000 Inc. which is wholly-owned by LEX2000 Inc.

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